Exhibit 10.27

AMENDMENT 2005-1

TO THE

HILTON HOTELS EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AMENDMENT 2005-1 is made this 20th day of December, 2005, by Hilton Hotels Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company has established and maintains the Hilton Hotels Executive Deferred Compensation Plan (the “1997 Plan”) for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend Section 4.2 of the 1997 Plan, in accordance with its authority with respect thereto, to provide that Company Contributions (as defined in the 1997 Plan) that were not earned and vested for purposes of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as of December 31, 2004 are to be transferred to the Hilton Hotels 2005 Executive Deferred Compensation Plan (the “2005 Plan”) as of January 1, 2005 and that the terms of the 2005 Plan shall govern the Company Contributions in all respects.

NOW, THEREFORE, the 1997 Plan is amended as follows:

1.  Effective as of January 1, 2005, Section 4.2 is hereby amended to add the following provision after the end of the existing Section 4.2:

Notwithstanding the foregoing, effective as of January 1, 2005, for each Participant who had Company Contributions under the Plan that were not earned and vested for purposes of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as of December 31, 2004, those Company Contributions have been credited to the Participant’s Account under the Hilton Hotels 2005 Executive Deferred Compensation Plan (the “2005 Plan”) as of January 1, 2005 and the terms of the 2005 Plan shall govern those Company Contributions in all respects.

2.  In all respects not amended, the 1997 Plan is hereby ratified and affirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment 2005-1 to be executed on the day and year first above written.

HILTON HOTELS CORPORATION

By:	/s/ Molly McKenzie Swarts

Its:	Senior Vice President